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                                                                    EXHIBIT 5.1

                   [McDERMOTT WILL & EMERY LETTERHEAD]

January 24, 2005

Option Care, Inc.
485 Half Day Road
Buffalo Grove, Illinois 60089

Re: Option Care, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel, to Option Care, Inc, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus constituting a part thereof (the "Prospectus"), relating to the proposed issuance and sale by (A) the Company from time to time of up to $70,000,000 aggregate amount of (i) common stock, par value $.01 per share, of the Company (the "Company Common Stock"); (ii) senior debt securities (the "Senior Debt Securities") to be issued under a form Indenture (the "Senior Indenture"), between the Company and a trustee to be named; and (iii) subordinated debt securities (the "Subordinated Debt Securities") to be issued under a form Indenture (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), between the Company and a trustee to be named; and (B) EJI Financial/OCI Management, L.P., a Delaware limited partnership (the "Selling Stockholder"), from time to time of up to 2,000,000 shares of common stock, par value $.01 per share (the "Selling Stockholder Common Stock", together with the Company Common Stock, the Senior Debt Securities and the Subordinated Debt Securities, the "Securities"). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a "Prospectus Supplement").

     In connection with rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents and other papers as we have deemed necessary to examine for the purpose of this opinion.

     In our examination, we have assumed the genuineness of all signatures (including endorsements), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted

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to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Our opinion with respect to the validity and binding effect of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such validity or binding effect is considered in a proceeding at law or in equity).

     We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation, as amended (the "Certificate"), and Restated By-Laws, and applicable Delaware law, (ii) the Registration Statement has been declared effective under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholder and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (vii) with respect to Company Common Stock offered, there will be sufficient shares of Company Common Stock authorized under the Certificate and not otherwise reserved for issuance.

     We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Illinois, (ii) the laws of the State of New York, (iii) the General Corporation Law of the State of Delaware and (iv) the federal laws of the United States of America to the extent specifically referred to herein.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. With respect to the Company Common Stock, upon due authorization by Board Action of an issuance of Company Common Stock, and upon issuance and delivery of the Company Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as

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contemplated by the Registration Statement and/or the applicable Prospectus
Supplement, such shares of Company Common Stock will be legally issued, fully paid and non-assessable.

     2. The Selling Stockholder Common Stock is validly issued, fully paid and non-assessable.

     3. When the Senior Indenture has been duly executed on behalf of the Company and the trustee thereunder, and when the Senior Debt Securities have been (a) duly established by the Senior Indenture or any supplemental indenture to the Senior Indenture, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Senior Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such binding effect is considered in a proceeding at law or in equity).

     4. When the Subordinated Indenture has been duly executed on behalf of the Company and the trustee thereunder, and when the Subordinated Debt Securities have been (a) duly established by the Subordinated Indenture or any supplemental indenture to the Subordinated Indenture, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Subordinated Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such binding effect is considered in a proceeding at law or in equity).

     To the extent that the obligations of the Company under either Indenture may be dependent on such matters, we assume for purposes of this opinion that the trustee thereunder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by such trustee

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and constitutes the legally valid, binding and enforceable obligation of such trustee, enforceable against such trustee in accordance with its terms; that such trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

     This opinion is being furnished to you in connection with the preparation and filing with the SEC of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion is solely for your benefit in connection with such transaction and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters'' with respect to the matters stated therein.

                                    Very truly yours,

                                    /s/ McDermott Will & Emery LLP